FINAL - 2/6/2020 12:10pm	Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2019 Fourth Quarter and Full Year Results
Fourth Quarter Recurring Revenue Grows 10%; Delivers on 2019 Financial Guidance; Announces 2020 Financial Guidance
Charleston, S.C. (February 10, 2020) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its fourth quarter and full year ended December 31, 2019.
"We had a strong finish to 2019 as we furthered our strategic initiatives and drove valuable outcomes for our over 45,000 customers. Looking ahead, we have a positive outlook as the market remains solid, and we continue to be uniquely positioned to digitally transform the markets we serve," said Mike Gianoni, Blackbaud's president and CEO. "We've made truly transformational changes across the company over the last several years as we built a scalable operating model, created a culture of innovation and better positioned ourselves to capture the large market opportunities in front of us. The structural changes are now largely behind us, and we're well positioned to further differentiate ourselves as the leading cloud software company powering social good and deliver increased value to our customers, employees and our shareholders."
Fourth Quarter 2019 Results Compared to Fourth Quarter 2018 Results:

•	Total GAAP revenue was $237.8 million, up 7.5%, with $219.8 million in GAAP recurring revenue, representing 92.4% of total GAAP revenue. GAAP recurring revenue was up 9.9%.

•	Total non-GAAP revenue was $238.1 million, up 7.3%, with $220.1 million in non-GAAP recurring revenue, representing 92.4% of total non-GAAP revenue. Non-GAAP recurring revenue was up 9.8%.

•	Non-GAAP organic recurring revenue increased 6.7%.

•	GAAP income from operations was $3.6 million, with GAAP operating margin of 1.5%, a decrease of 510 basis points.

•	Non-GAAP income from operations was $35.5 million, with non-GAAP operating margin of 14.9%, a decrease of 420 basis points.

•	GAAP net income was $1.3 million, with GAAP diluted earnings per share of $0.03, down $0.16.

•	Non-GAAP net income was $24.5 million, with non-GAAP diluted earnings per share of $0.51, down $0.14.

•	Non-GAAP free cash flow was $46.1 million, a decrease of $4.6 million.
"Our strong performance in the fourth-quarter allowed us to achieve our full year financial guidance, and exceed the mid-point of our ranges for revenue and earnings per share. Over the course of 2019, we made strategic investments to further expand our go-to-market model, drive cloud innovation for our customers and ensure scalability in our business," said Tony Boor, Blackbaud's executive vice president and CFO. "We're optimistic about the year ahead as we continue the positive shift in revenue mix towards recurring revenue. From a profitability and cash flow perspective, we're underway in a multi-year effort to migrate our cloud infrastructure to leading public cloud service providers, and we expect to continue a heightened pace of investment in our go-to-market model and cloud innovation to better position the business for accelerated growth and long term success."
An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights:

•	A year after acquiring market-leading corporate social responsibility provider, YourCause, Blackbaud reports record growth and expansion of its solutions for companies committed to social good.

•	Blackbaud K-12 SolutionsTM closes out marquee 2019 marked by increasing revenue and efficiencies for private schools through its total school solution.

•	Blackbaud appoints Margaret “Maggie” Driscoll as its Chief People Officer, leading all human resources functions for the company.

•
Blackbaud, which powers 24 of the top 25 private U.S. colleges as ranked by Forbes with its solutions, continues to transform the higher education technology landscape and demonstrate growth just a year after introducing its comprehensive Cloud Solution for Higher Education.

•	To celebrate the eighth annual global giving holiday, GivingTuesday, Blackbaud unveils a new digital resource to support comprehensive giving strategies.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Full-Year 2019 Results Compared to Full-Year 2018 Results:

•	Total GAAP revenue was $900.4 million, up 6.1%, with $831.6 million in GAAP recurring revenue, representing 92.4% of total GAAP revenue. GAAP recurring revenue was up 9.1%.

•	Total non-GAAP revenue was $902.4 million, up 6.0%, with $833.5 million in non-GAAP recurring revenue, representing 92.4% of total non-GAAP revenue. Non-GAAP recurring revenue was up 9.0%.

•	Non-GAAP organic recurring revenue increased 5.8%.

•	GAAP income from operations was $27.1 million, with GAAP operating margin of 3.0%, a decrease of 400 basis points.

•	Non-GAAP income from operations was $151.6 million, with non-GAAP operating margin of 16.8%, a decrease of 320 basis points.

•	GAAP net income was $11.9 million, with GAAP diluted earnings per share of $0.25, down $0.68.

•	Non-GAAP net income was $108.0 million, with non-GAAP diluted earnings per share of $2.24, down $0.35.

•	Non-GAAP free cash flow was $124.1 million, a decrease of $24.9 million.
Dividend
Blackbaud announced today that its Board of Directors has declared a first quarter 2020 dividend of $0.12 per share payable on March 13, 2020 to stockholders of record on February 28, 2020.
Financial Outlook
Blackbaud today announced its 2020 full year financial guidance:

•	Non-GAAP revenue of $930 million to $955 million

•	Non-GAAP operating margin of 16.0% to 16.5%

•	Non-GAAP diluted earnings per share of $2.20 to $2.35

•	Non-GAAP free cash flow of $100 million to $115 million
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition

PRESS RELEASE

transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
Conference Call Details
What:    Blackbaud's Fourth Quarter and Full Year 2019 Conference Call
When:    February 11, 2020
Time:     8:00 a.m. (Eastern Time)
Live Call:     877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, companies, education institutions, healthcare organizations and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director of Investor Relations
843-654-2655
steve.hufford@blackbaud.com
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial results, expectations that our revenue will continue to grow, and expectations that we will achieve our projected 2020 full-year financial guidance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

PRESS RELEASE

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.
Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$31,810	$30,866
Restricted cash due to customers	545,485	418,980
Accounts receivable, net of allowance of $5,529 and $4,722 at December 31, 2019 and December 31, 2018, respectively	88,868	86,595
Customer funds receivable	524	1,753
Prepaid expenses and other current assets	67,852	59,788
Total current assets	734,539	597,982
Property and equipment, net	35,546	40,031
Operating lease right-of-use assets	104,400	—
Software development costs, net	101,302	75,099
Goodwill	634,088	545,213
Intangible assets, net	317,895	291,617
Other assets	65,193	65,363
Total assets	$1,992,963	$1,615,305
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$47,676	$34,538
Accrued expenses and other current liabilities	73,317	46,893
Due to customers	546,009	420,733
Debt, current portion	7,500	7,500
Deferred revenue, current portion	314,335	295,991
Total current liabilities	988,837	805,655
Debt, net of current portion	459,600	379,624
Deferred tax liability	44,594	44,291
Deferred revenue, net of current portion	1,802	2,564
Operating lease liabilities, net of current portion	95,624	—
Other liabilities	5,742	9,388
Total liabilities	1,596,199	1,241,522
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 60,206,091 and 59,327,633 shares issued at December 31, 2019 and December 31, 2018, respectively	60	59
Additional paid-in capital	457,804	399,241
Treasury stock, at cost; 11,066,354 and 10,760,574 shares at December 31, 2019 and December 31, 2018, respectively	(290,665)	(266,884)
Accumulated other comprehensive loss	(5,290)	(5,110)
Retained earnings	234,855	246,477
Total stockholders’ equity	396,764	373,783
Total liabilities and stockholders’ equity	$1,992,963	$1,615,305

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2019	2018	2019	2018
Revenue
Recurring	$219,820	$199,930	$831,609	$762,181
One-time services and other	18,019	21,288	68,814	86,425
Total revenue	237,839	221,218	900,423	848,606
Cost of revenue
Cost of recurring	98,975	83,517	357,988	305,481
Cost of one-time services and other	17,562	19,779	60,436	76,261
Total cost of revenue	116,537	103,296	418,424	381,742
Gross profit	121,302	117,922	481,999	466,864
Operating expenses
Sales, marketing and customer success	58,189	49,801	224,152	192,848
Research and development	25,860	23,338	106,164	98,811
General and administrative	28,857	27,962	113,414	106,354
Amortization	2,085	1,137	5,316	4,844
Restructuring	2,725	1,005	5,808	4,590
Total operating expenses	117,716	103,243	454,854	407,447
Income from operations	3,586	14,679	27,145	59,417
Interest expense	(4,385)	(3,938)	(20,618)	(15,898)
Other (expense) income, net	(463)	744	4,058	1,103
(Loss) income before (benefit) provision for income taxes	(1,262)	11,485	10,585	44,622
Income tax (benefit) provision	(2,586)	2,151	(1,323)	(219)
Net income	$1,324	$9,334	$11,908	$44,841
Earnings per share
Basic	$0.03	$0.20	$0.25	$0.95
Diluted	$0.03	$0.19	$0.25	$0.93
Common shares and equivalents outstanding
Basic weighted average shares	47,777,635	47,300,931	47,695,383	47,206,669
Diluted weighted average shares	48,572,575	48,025,617	48,312,271	48,045,084
Other comprehensive income (loss)
Foreign currency translation adjustment	7,962	(3,885)	2,641	(5,218)
Unrealized gain (loss) on derivative instruments, net of tax	413	(1,827)	(2,821)	583
Total other comprehensive income (loss)	8,375	(5,712)	(180)	(4,635)
Comprehensive income	$9,699	$3,622	$11,728	$40,206

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years ended December 31,
(dollars in thousands)	2019	2018
Cash flows from operating activities
Net income	$11,908	$44,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,693	79,566
Provision for doubtful accounts and sales returns	8,725	6,890
Stock-based compensation expense	58,633	48,274
Deferred taxes	(3,600)	(619)
Amortization of deferred financing costs and discount	752	752
Other non-cash adjustments	4,906	(1,912)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(6,569)	2,166
Prepaid expenses and other assets	6,383	(5,217)
Trade accounts payable	12,900	9,487
Accrued expenses and other liabilities	(9,718)	(2,027)
Deferred revenue	12,464	19,184
Net cash provided by operating activities	182,477	201,385
Cash flows from investing activities
Purchase of property and equipment	(11,492)	(14,719)
Capitalized software development costs	(46,874)	(37,629)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(109,353)	(44,943)
Other investing activities	500	(500)
Net cash used in investing activities	(167,219)	(97,791)
Cash flows from financing activities
Proceeds from issuance of debt	424,000	270,900
Payments on debt	(344,500)	(322,476)
Employee taxes paid for withheld shares upon equity award settlement	(23,781)	(27,685)
Proceeds from exercise of stock options	7	11
Change in due to customers	77,793	(188,502)
Change in customer funds receivable	1,301	(844)
Dividend payments to stockholders	(23,607)	(23,312)
Net cash provided by (used in) financing activities	111,213	(291,908)
Effect of exchange rate on cash, cash equivalents and restricted cash	978	(2,014)
Net increase (decrease) in cash, cash equivalents and restricted cash	127,449	(190,328)
Cash, cash equivalents and restricted cash, beginning of year	449,846	640,174
Cash, cash equivalents and restricted cash, end of year	$577,295	$449,846
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	December 31, 2019	December 31, 2018
Cash and cash equivalents	$31,810	$30,866
Restricted cash due to customers	545,485	418,980
Total cash, cash equivalents and restricted cash in the statement of cash flows	$577,295	$449,846

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2019	2018	2019	2018
GAAP Revenue	$237,839	$221,218	$900,423	$848,606
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	241	571	1,932	2,409
Non-GAAP revenue	$238,080	$221,789	$902,355	$851,015

GAAP gross profit	$121,302	$117,922	$481,999	$466,864
GAAP gross margin	51.0%	53.3%	53.5%	55.0%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	241	571	1,932	2,409
Add: Stock-based compensation expense	817	1,232	3,366	5,242
Add: Amortization of intangibles from business combinations	10,799	10,545	44,769	42,233
Add: Employee severance	87	52	1,221	918
Add: Acquisition-related integration costs	—	—	—	25
Subtotal	11,944	12,400	51,288	50,827
Non-GAAP gross profit	$133,246	$130,322	$533,287	$517,691
Non-GAAP gross margin	56.0%	58.8%	59.1%	60.8%

GAAP income from operations	$3,586	$14,679	$27,145	$59,417
GAAP operating margin	1.5%	6.6%	3.0%	7.0%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	241	571	1,932	2,409
Add: Stock-based compensation expense	15,012	12,591	58,633	48,274
Add: Amortization of intangibles from business combinations	12,884	11,682	50,085	47,077
Add: Employee severance	765	533	4,425	2,246
Add: Acquisition-related integration costs	189	300	2,395	3,683
Add: Acquisition-related expenses	132	972	1,162	2,846
Add: Restructuring costs	2,725	1,005	5,808	4,590
Subtotal	31,948	27,654	124,440	111,125
Non-GAAP income from operations	$35,534	$42,333	$151,585	$170,542
Non-GAAP operating margin	14.9%	19.1%	16.8%	20.0%

GAAP (loss) income before (benefit) provision for income taxes	$(1,262)	$11,485	$10,585	$44,622
GAAP net income	$1,324	$9,334	$11,908	$44,841

Shares used in computing GAAP diluted earnings per share	48,572,575	48,025,617	48,312,271	48,045,084
GAAP diluted earnings per share	$0.03	$0.19	$0.25	$0.93

Non-GAAP adjustments:
Add: GAAP income tax (benefit) provision	(2,586)	2,151	(1,323)	(219)
Add: Total non-GAAP adjustments affecting income from operations	31,948	27,654	124,440	111,125
Non-GAAP income before provision for income taxes	30,686	39,139	135,025	155,747
Assumed non-GAAP income tax provision(1)	6,137	7,828	$27,005	$31,149
Non-GAAP net income	$24,549	$31,311	$108,020	$124,598

Shares used in computing non-GAAP diluted earnings per share	48,572,575	48,025,617	48,312,271	48,045,084
Non-GAAP diluted earnings per share	$0.51	$0.65	$2.24	$2.59

(1)	Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2019	2018	2019	2018
GAAP revenue	$237,839	$221,218	$900,423	$848,606
GAAP revenue growth	7.5%		6.1%
(Less) Add: Non-GAAP acquisition-related revenue(1)	(5,903)	571	(20,097)	5,627
Non-GAAP organic revenue(2)	$231,936	$221,789	$880,326	$854,233
Non-GAAP organic revenue growth	4.6%		3.1%

Non-GAAP organic revenue(2)	$231,936	$221,789	$880,326	$854,233
Foreign currency impact on non-GAAP organic revenue(3)	607	—	6,020	—
Non-GAAP organic revenue on constant currency basis(3)	$232,543	$221,789	$886,346	$854,233
Non-GAAP organic revenue growth on constant currency basis	4.8%		3.8%

GAAP recurring revenue	$219,820	$199,930	$831,609	$762,181
GAAP recurring revenue growth	9.9%		9.1%
(Less) Add: Non-GAAP acquisition-related revenue(1)	(5,841)	571	(19,804)	5,458
Non-GAAP organic recurring revenue	$213,979	$200,501	$811,805	$767,639
Non-GAAP organic recurring revenue growth	6.7%		5.8%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

(dollars in thousands)	Years ended December 31,
	2019	2018
GAAP net cash provided by operating activities	$182,477	$201,385
Less: purchase of property and equipment	(11,492)	(14,719)
Less: capitalized software development costs	(46,874)	(37,629)
Non-GAAP free cash flow	$124,111	$149,037